    As filed with the Securities and Exchange Commission on February 1, 2002
                                                  Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               ZYMOGENETICS, INC.
             (Exact name of registrant as specified in its charter)

                            WASHINGTON                                   91-1969407
(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.)

                             1201 EASTLAKE AVENUE E.
                                SEATTLE, WA 98102
                                 (206) 442-6600
               (Address, including zip code, and telephone number,
              including area code of principal executive offices)

                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
                            2001 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            BRUCE L.A. CARTER, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ZYMOGENETICS, INC.
                             1201 EASTLAKE AVENUE E.
                                SEATTLE, WA 98102
                                 (206) 442-6600
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

                                   ANDREW BOR
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, SUITE 4800
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                 Proposed Maximum        Proposed Maximum        Amount of
                                               Amount to Be     Offering Price Per      Aggregate Offering     Registration
    Title of Securities to be Registered      Registered (1)          Share                   Price                 Fee
-----------------------------------------------------------------------------------------------------------------------------
Amended and Restated 2000 Stock Incentive        7,212,262         $   3.3689(2)          $ 24,297,389.45       $  2,235.35
Plan
-----------------------------------------------------------------------------------------------------------------------------
2001 Stock Incentive Plan                       11,979,325         $    12.00(3)          $143,751,900.00       $ 13,225.17
-----------------------------------------------------------------------------------------------------------------------------
     TOTAL                                      19,191,587         $                      $168,049,289.45       $ 15,460.52
-----------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price of $3.3689 per share under the Amended and Restated 2000 Stock Incentive Plan represents the weighted average of the per share exercise prices of currently outstanding options, which range from $2.7777 per share to $4.7222 per share.

(3) Estimated as of February 1, 2002, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price is $12.00 per share, which is the initial offering price of the Common Stock.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The Registrant's prospectus filed on February 1, 2002, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"); and

          (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on January 10, 2002, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WCBA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Section 10 of the Registrant's Amended and Restated Bylaws (the "Bylaws") provides for indemnification of the Registrant's directors, officers and, in certain circumstances, employees against liabilities they may incur for serving in their capacities as directors, officers or employees of the Registrant. Reasonable expenses incurred by that individual may also be advanced or reimbursed in advance of the final disposition of the proceeding.

     Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director or approving illegal distributions, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Article 9 of the Registrant's Amended and Restated Articles of Incorporation (the "Articles") contains provisions implementing, to the fullest extent permitted by Washington law, limitations on a director's liability to the Registrant and its shareholders.

Article 10 of the Articles provides that the Registrant will indemnify any individual made a party to a proceeding because that individual is or was a director of the Registrant and will advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the WCBA, or any other limitation which may thereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles, to the full extent and under all circumstances permitted by applicable law.

     Officers and directors of the Registrant are covered by a liability insurance policy that indemnifies them against liabilities they may incur for serving in their capacities as directors and officers of the Registrant.

     The above discussion of the WBCA, the Bylaws and the Articles is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Bylaws and the Articles.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

Exhibit
Number                                  Description
-------  -----------------------------------------------------------------------
 5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1     Power of Attorney (see signature page)

99.1 ZymoGenetics, Inc. Amended and Restated 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 filed on September 10, 2001)

99.2 ZymoGenetics, Inc. 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-1/A filed on November 2, 2001)

Item 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 1st day of February, 2002.

                                       ZYMOGENETICS, INC.

                                       By: /s/ Bruce L. A. Carter
                                           -------------------------------------
                                           Bruce L. A. Carter, Ph.D.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose individual signature appears below authorizes Bruce L. A. Carter or James A. Johnson, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of February, 2002.

         SIGNATURE                                 TITLE

/s/ Bruce L. A. Carter             President, Chief Executive Officer, and
-------------------------------    Director (Principal Executive Officer)
Bruce L. A. Carter, Ph.D.

/s/ James A. Johnson               Senior Vice President, Chief Financial
-------------------------------    Officer and Treasurer (Principal Accounting
James A. Johnson                   and Financial Officer)

                                   Chairman of the Board of Directors
-------------------------------
George B. Rathman, Ph.D.

/s/ David I. Hirsh                 Director
-------------------------------
David I. Hirsh, Ph.D.

/s/ Jonathan S. Leff               Director
-------------------------------
Jonathan S. Leff

/s/ Kurt Anker Nielsen             Director
-------------------------------
Kurt Anker Nielsen

/s/ Edward E. Penhoet              Director
-------------------------------
Edward E. Penhoet, Ph.D.

/s/ Lori F. Rafield                Director
-------------------------------
Lori F. Rafield, Ph.D.

                                   Director
-------------------------------
Lars Rebien Sorensen

                                INDEX TO EXHIBITS

Exhibit
Number                                  Description
-------  -----------------------------------------------------------------------
 5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2     Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1     Power of Attorney (see signature page)

99.1 ZymoGenetics, Inc. Amended and Restated 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 filed on September 10, 2001)

99.2 ZymoGenetics, Inc. 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-1/A filed on November 2, 2001)